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                                                                     EXHIBIT 4.4


                              THE DIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                  INTRODUCTION

         1.01 Purpose. The Dial Corporation Employee Stock Purchase Plan is intended to provide a method whereby Eligible Employees of The Dial Corporation and its Participating Subsidiary Corporations will have an opportunity to purchase shares of Common Stock through accumulated payroll deductions.

         1.02 Rules of Interpretation. Subject to Article XII, it is the intention of the Company that the Plan will qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend or limit the operation of, and participation in, the Plan as necessary to conform to the requirements of that Section of the Code.

                                   ARTICLE II
                                   DEFINITIONS

         Capitalized terms used in the Plan shall have the following meanings:

         2.01 "Board" shall mean the Board of Directors of the Company.

         2.02 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.03 "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of shares of Common Stock, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares, other securities or other property of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

         2.04 "Change in Control" shall have the meaning set forth on Appendix A attached hereto.

         2.05 "Committee" shall mean the Executive Compensation Committee of the Board.

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         2.06 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         2.07 "Company" shall mean The Dial Corporation, a Delaware corporation.

         2.08 "Compensation" shall mean the total of all amounts paid to a Participant by the Company or an applicable Participating Subsidiary Corporation for personal services (i) for Participants who receive a Federal Income Tax Withholding Statement (Form W-2), as reported on such Statement, and (ii) for Participants who do not receive a Federal Income Tax Withholding Statement (Form W-2), as determined by the Committee (and, in the case of each of (i) and (ii), excluding fringe benefits, overtime, bonuses and any amounts relating to equity-based awards); provided, however, that the Committee may, in its discretion, use any definition of "Compensation" so long as such definition and its application satisfies Section 423 of the Code.

         2.09 "Eligible Employee" shall mean, as of any date, any Employee of the Company or a Participating Subsidiary Corporation as of such date, but excluding (i) any Employee who has been employed by the Company or an applicable Participating Subsidiary Corporation for less than six months as of such date and (ii) any Employee whose customary employment is 20 hours or less per week as of such date; provided, however, that, with respect to any Offering, the Committee may, in its discretion, expand or limit the class of Eligible Employees for purposes of that Offering so long as such action is consistent with Section 423 of the Code and the regulations promulgated and proposed thereunder.

         2.10 "Employee" shall mean any individual who is a common law employee of the Company or a Participating Subsidiary Corporation.

         2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.12 "Fair Market Value" on any date shall mean the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on the NASDAQ National Market System or on NASDAQ or, if there is no regular public trading market for the Common Stock, as determined by the Committee in good faith.

         2.13 "Holding Period" shall mean, with respect to any shares of Common Stock purchased pursuant to the Plan, the period commencing on the Offering Termination Date on which such shares are purchased and ending on the second anniversary of such Offering Termination Date; provided, that the Committee may, in its discretion, shorten or lengthen the Holding Period applicable to shares of Common Stock purchased in an Offering; and provided, further, that any action of the Committee to shorten or lengthen any Holding


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Period shall be done and communicated to Participants in advance of the Offering to which such action applies.

         2.14 "Offering Commencement Date" shall have the meaning set forth in
Section 4.02 hereof.

         2.15 "Offering Price" shall have the meaning set forth in Section 6.02 hereof.

         2.16 "Offering Termination Date" shall have the meaning set forth in
Section 4.02 hereof.

         2.17 "Offerings" shall have the meaning set forth in Section 4.02 hereof.

         2.18 "Participant" shall mean any Eligible Employee who elects to participate in the Plan in accordance with the provisions of Section 3.03 hereof.

         2.19 "Participating Subsidiary Corporation" shall mean each "subsidiary corporation" (as that term is defined in Section 424 of the Code) of the Company, the common law employees of which are designated by the Board or the Committee as eligible to participate in the Plan. The Participating Subsidiary Corporations shall be set forth on Appendix B attached hereto (as such Appendix may be revised from time to time by the Committee).

         2.20 "Plan" shall mean The Dial Corporation Employee Stock Purchase Plan, as amended from time to time.

         2.21 "Plan Representative" shall mean the persons designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to the operation of, and participation in, the Plan.

         2.22 "Securities Act" shall mean the Securities Act of 1933, as amended.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.01 Initial Eligibility. Each Employee who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such Offering Commencement Date. Persons who are not Eligible Employees on an Offering Commencement Date shall not be eligible to participate in the Plan with respect to that Offering.


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         3.02 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase shares of Common Stock under the Plan:

                  (a) if, immediately after the grant, such Eligible Employee would own stock and/or hold outstanding options to purchase stock (whether granted under the Plan, or otherwise) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (and, for purposes of this paragraph, the rules of Section 423(b)(3) and Section 424(d) of the Code shall apply in determining stock ownership of any Eligible Employee); or

                  (b) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and all Participating Subsidiary Corporations to accrue at a rate which exceeds $25,000 of Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         3.03 Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Committee on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering. Payroll deductions for a Participant shall commence on the next following Offering Commencement Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the Participant's earlier termination of participation in the Plan. Each Participant shall be deemed to continue participation in the Plan until the earlier of (i) the termination of the Plan and (ii) such Eligible Employee's termination of participation in the Plan pursuant to Article VIII hereof.

                                   ARTICLE IV
                     STOCK SUBJECT TO THE PLAN AND OFFERINGS

         4.01 Stock Subject to the Plan. Subject to the provisions of Sections
13.03 and 13.04 hereof, the Board shall reserve for issuance under the Plan an aggregate of six hundred and fifty thousand (650,000) shares of Common Stock, which shares may be authorized but unissued shares of Common Stock or treasury shares.

         4.02 Offerings. Subject to Section 4.03, the Plan will be implemented by offerings ("Offerings") of Common Stock during consecutive, non-overlapping periods of time selected by the Committee, the first of which shall commence on August 14, 2000. The first day of an Offering shall be deemed the "Offering Commencement Date" for such Offering, and the last day of an Offering shall be deemed the "Offering Termination Date" for such


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Offering. The Offering Commencement Date and the Offering Termination Date shall in all cases occur on a business day. It is intended that each Offering shall be a period of approximately six months, but the Committee may, in its discretion, set longer or shorter periods for any Offering, so long as the length of such Offering is consistent with Section 423 of the Code.

         4.03 Effect of a Change in Control. In the event of a Change in Control, the Offering Termination Date with respect to the Offering in which the Change in Control would otherwise occur shall be accelerated to the last payroll date immediately preceding the Change in Control.

                                    ARTICLE V
                               PAYROLL DEDUCTIONS


         5.01 Amount of Deduction. The form described in Section 3.03 will permit a Participant to elect payroll deductions in increments of one percent (1%) of such Participant's Compensation of such Participant's Compensation for each pay period ending during an Offering, up to fifteen percent (15%) (or, in the discretion of the Committee, such other percent or fixed dollar amount which the Board or Committee may from time to time otherwise determine); provided, that a Participant's payroll deductions may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.02(b) hereof.

         5.02 Participant's Account. All payroll deductions made for a Participant shall be credited to a book-entry account established for such Participant under the Plan. A Participant may not make any separate cash payments with respect to any Offering.

         5.03 Changes in Payroll Deductions. A Participant may reduce or increase future payroll deductions (within the limits described in Section 5.01 hereof) by filing with the Committee a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the first day of the next Offering following the Company's receipt of the change form, if the Company shall have timely received such change form prior to the Offering Commencement Date of such Offering or as of such earlier date as the Committee may, in its discretion, determine or as shall be applicable in connection with the cessation of the Participant's participation in the Plan pursuant to Section 8.01 hereof.


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                                   ARTICLE VI
                               GRANTING OF OPTION

         6.01 Number of Option Shares. On each Offering Commencement Date, each Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock the Fair Market Value of which is equal to (i) that amount of the Participant's Compensation which the Participant has elected to have withheld with respect to such Offering (but in any event not in excess of the limitations set by Section 5.01 hereof) divided by (ii) the applicable Offering Price determined as provided in Section 6.02 hereof. Notwithstanding the foregoing sentence, the maximum number of shares of Common Stock that a Participant may purchase in the initial Offering is three thousand (3,000). The Committee may, prior to the commencement of subsequent Offerings, establish such maximums for such Offerings as it deems appropriate.

         6.02 Offering Price. The per share option price of shares of Common Stock purchased with payroll deductions made during any Offering (the "Offering Price") by a Participant shall be an option price determined by the Committee in advance of such Offering, but not lower than the lower of:

                  (a) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date for such Offering; and

                  (b) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date of such Offering.

                                   ARTICLE VII
                       EXERCISE AND OTHER TERMS OF OPTIONS

         7.01 Automatic Exercise. Subject to Section 6.01 hereof, each Participant's option for the purchase of shares of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of whole and deemed fractional shares of Common Stock which the accumulated payroll deductions in the Participant's account at that time will purchase at the applicable Offering Price.

         7.02 Withdrawal of Account. No Participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a Participant's accumulated payroll deductions shall be refunded to the Participant as and to the extent specified in Section 8.01 hereof upon termination of such Participant's participation in the Plan.


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         7.03 Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan. Any fractional share of Common Stock deemed purchased by a Participant pursuant to Section 7.01 hereof will be combined with any fractional shares deemed purchased by the Participant in subsequent Offerings and whole shares of Common Stock then issued therefor.

         7.04 Non-Transferability of Options. Neither payroll deductions credited to any Participant's account nor any option or rights with regard to the exercise of an option or the receipt of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section
8.01 hereof. During a Participant's lifetime, options held by a Participant shall be exercisable only by such Participant.

         7.05 Delivery of Stock.

                  (a) As of each Offering Termination Date, the Company shall cause all shares of Common Stock purchased by each Participant thereon to be credited to a book-entry account maintained for the Participant. Subject to
Section 8.04, during the Holding Period applicable to such shares, the Company shall deliver to the Participant, upon his or her request, any of such shares of Common Stock so credited. As soon as practicable after expiration of the Holding Period applicable to such shares (or pursuant to the last sentence of this Section 7.05(a), if earlier), the Company shall deliver such shares to the Participant. The Company may set limits as to the minimum number of shares that a Participant may so request and may require the Participant to dispose of such shares through one or more brokers designated by the Company. The Company shall deliver all shares of Common Stock purchased by a Participant pursuant to the Plan as soon as practicable after the Participant ceases to be an Eligible Employee.

                  (b) The Company may deliver shares of Common Stock purchased under the Plan in certificated or book entry form, in the Company's sole discretion.

         7.06 Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. Shares of Common Stock purchased upon exercise of options granted under the Plan may contain such restrictions, terms and conditions as the Board or Committee may, in its discretion, determine, and the Board or Committee may, in its discretion, require that an appropriate legend be placed on the certificates evidencing such shares of Common Stock.


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                                  ARTICLE VIII
                                   WITHDRAWAL

         8.01 In General. A Participant may withdraw from an Offering at any time prior to the Offering Termination Date of such Offering by giving written notice to the Committee in accordance with any procedures the Committee may set. Upon processing of any such notice of withdrawal, no further payroll deductions will be made from the Participant's Compensation during such Offering, and such Participant will not participate in such Offering or in any future Offering unless and until (with respect to any future Offering) such Participant elects to resume participation. Such Participant's payroll deductions accumulated prior to processing of such notice of withdrawal, if any, together with an amount of cash equal to the Fair Market Value of any deemed fractional shares then credited in respect of the Participant, if any, shall be refunded (in each case without interest) to him or her as soon as reasonably practicable. A Participant may elect to resume participation in the Plan by providing written notice to the Committee pursuant to Section 3.03 hereof in accordance with any procedures the Committee may set.

         8.02 Effect on Subsequent Participation. Subject to Section 8.04, a Participant's withdrawal from any Offering will not have any effect upon such Participant's eligibility to participate in any subsequent Offering or in any similar plan which may hereafter be adopted by the Company and for which such Participant is otherwise eligible.

         8.03 Termination of Eligible Employee Status. Upon a Participant's ceasing to be an Eligible Employee for any reason, including as a result of a termination of the Participant's employment with the Company or any Participating Subsidiary Corporation (as the case may be) for any reason (including retirement or death), the Participant's participation in the Plan shall automatically terminate and, in connection with such termination of participation, his or her payroll deductions accumulated prior to such termination, if any, together with an amount of cash equal to the Fair Market Value of any deemed fractional shares then credited in respect of the Participant, if any, shall be refunded (in each case without interest) to him or her as soon as reasonably practicable, or, in the case of his or her death, to the person or persons entitled thereto under Section 13.01 hereof.

         8.04 Withdrawal upon Request for Delivery of Common Stock. Subject to the last sentence of this Section 8.04, the request of a Participant pursuant to
Section 7.05(a) of the Plan to take delivery of shares of Common Stock purchased pursuant to the Plan prior to the expiration of the Holding Period applicable to such shares shall constitute an election by the Participant (i) to withdraw from the then-current Offering (if he or she is a Participant therein) and (ii) not to participate in the next following Offering; provided, that the Committee may, in its discretion, increase the number of Offerings to which clause (ii) of this
Section 8.04 applies so long as any such increased number has been established and communicated by the Committee to Participants in advance of any Offering to which such


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increased number applies; and provided, further, that this Section 8.04 shall not apply to any delivery of Common Stock required by legal process. The Committee shall have the discretion to cause this Section 8.04 not to apply to one or more Offerings under the Plan so long as such action has been done and communicated by the Committee to Participants in advance of any Offering to which such action applies.

                                   ARTICLE IX
                                    INTEREST

         9.01 Payment of Interest. No interest will be paid or allowed on any payroll deductions made pursuant to the Plan or credited to the account of or distributed to any Participant.

                                    ARTICLE X
                                      STOCK

         10.01 Participant's Interest in Option Stock. No Participant will have any interest in shares of Common Stock covered by any option held by such Participant unless and until (a) such option has been exercised as provided in
Section 7.01 hereof, (b) the Company shall have issued shares of Common Stock in respect of the Participant and (c) the Participant's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. No Participant will have any interest in deemed fractional shares of Common Stock covered by any option held by such Participant other than the right to receive an amount of cash equal to the Fair Market Value thereof from the Company pursuant to Sections 8.01 and 8.03 hereof.

         10.02 Registration of Stock. Shares of Common Stock purchased by a Participant under the Plan will be recorded in the books and records of the Company in the name of the Participant.

                                   ARTICLE XI
                                 ADMINISTRATION

         11.01 Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The interpretation and construction by the Committee of any provision of the Plan or any option granted hereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect hereto or any option granted hereunder.


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         11.02 Authority of Committee. The Committee may establish any policies or procedures that in its discretion are necessary or appropriate for the operation and administration of the Plan and may adopt rules for the administration of the Plan. It is intended that the Committee will engage the services of Plan Representatives and other plan administrators on such terms and conditions as the Committee deems appropriate for the purposes of performing any of its responsibilities and obligations hereunder (including, without limitation, the distribution and collection of Participant notices and elections under the Plan, the establishment of custodial accounts and the holding of shares of Common Stock purchased by Participants upon the exercise of options granted under the Plan), other than (i) the amendment and termination of the Plan and (ii) any action required to by taken by it pursuant to Section 16 of the Exchange Act.

                                   ARTICLE XII
                              FOREIGN JURISDICTIONS

         12.01 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary in accordance with the requirements of such local law and procedures.

         12.02 The Committee may also adopt Plan supplements applicable to particular subsidiaries or locations, which supplements may (as determined by the Committee) constitute provisions of this Plan applicable to such subsidiaries or locations or one or more sub-plans not intended to comply with
Section 423 of the Code. The terms and conditions of any such sub-plan shall supersede the provisions of this Plan to the extent determined by the Committee, with the exception of Section 4.01, but unless otherwise so superseded, the provisions of this Plan shall be deemed incorporated into any such sub-plan.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.01 Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee. Upon the death of a Participant and receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, and subject to
Article VIII hereof concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the


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death of a Participant lacking a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company may, in its discretion, deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the Participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the Participant under the Plan.

         13.02 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

         13.03 Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization, the maximum number and class of shares of Common Stock or other stock or securities reserved for issuance under the Plan in the aggregate and that a Participant may purchase pursuant to an Offering, the class of shares of Common Stock or other stock or securities which the accumulated payroll deductions in a Participant's account will purchase, and the Offering Price therefor, shall be appropriately and equitably adjusted by the Committee.

         13.04 Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 13.03 hereof), or (ii) the class of employees eligible to receive options under the Plan; and provided, further, however, that no termination, modification, or amendment of the Plan may, without the consent of a Participant then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Participant under such option, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering) and applying the amounts theretofore withheld from Participants to the purchase of shares of Common Stock as if the termination date of the Plan were an Offering Termination Date. Any cash balance remaining after the purchase of shares of Common Stock in such final Offering shall be refunded (without interest) to such Participant as soon as reasonably practicable.

         13.05 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting


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of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         13.06 Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted an option except as specifically provided in the Plan;

                  (b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

                  (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         13.07    Regulations and Other Approvals; Governing Law.

                  (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

                  (b) The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  (d) The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

                  (e) Each option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory


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body is necessary or desirable as a condition of, or in connection with, the grant of an option or the issuance of shares of Common Stock, no options shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                  (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of shares of Common Stock purchased pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to the Plan, as a condition precedent to receipt of such shares upon exercise of an Option, to represent and warrant to the Company in writing that the shares of Common Stock purchased by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

                  (g) If a Participant makes a disposition, within the meaning of Section 423(a) of the Code and regulations promulgated thereunder, of shares of Common Stock issued to such Participant pursuant to the exercise of an option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of shares of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

         13.08 Withholding. In connection with the exercise of an option (in whole or in part) or at the time of disposition of some or all of the Common Stock issued under the Plan, a Participant shall make adequate provision for any federal, state or other tax withholding obligations, if any, which arise upon such exercise or disposition. At any time, the Company may, but shall not be obligated to, withhold from the Participant's Compensation an amount necessary for the Company to satisfy any applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the early disposition of the Common Stock.

         13.09 Effective Date. The Plan shall become effective as of March 1, 2000, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held


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

within twelve (12) months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

         13.10 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.


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                                   APPENDIX A
                        DEFINITION OF "CHANGE IN CONTROL"

                  A "Change in Control" shall mean the occurrence, while the Plan is in effect, of any of the following:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business


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

Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.


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

                                   APPENDIX B
                  LIST OF PARTICIPATING SUBSIDIARY CORPORATIONS


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